UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

YogaWorks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38151	47-1219105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5780 Uplander Way

Culver City, CA 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 664-6470

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value	YOGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 12, 2019, YogaWorks, Inc. (the “Company”) announced that the Company has determined it to be in its best interests to proceed with plans to remove its common stock from listing on The NASDAQ Stock Market. The information set forth in the press release attached hereto as Exhibit 99.1 is incorporated into this Item 3.01.

The Company had previously received a notice from NASDAQ on December 12, 2018 that, as disclosed on an 8-K filed on December 12, 2018, based upon the closing bid price of the Company’s common stock for the preceding 30 consecutive business days, the Company no longer met the requirements to maintain a minimum bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5450(a)(1), and were at risk of being delisted by NASDAQ. In accordance with NASDAQ Listing Rule 5810(c)(3)(A)(i), the Company was provided a period of 180 calendar days, or until June 10, 2019, in order to regain compliance. The Company has since been granted by NASDAQ an extension of an additional 180 calendar days to regain compliance, but has instead determined it advisable to proceed with voluntary delisting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release date July 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YogaWorks, Inc.

Date: July 15, 2019	By:	/s/ Vance Chang
Vance Chang
Chief Financial Officer